Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	April 30, 2025

GRAHAM HOLDINGS COMPANY REPORTS
FIRST QUARTER EARNINGS
ARLINGTON, VA - Graham Holdings Company (NYSE: GHC) today reported its financial results for the first quarter of 2025. The Company also filed its Form 10-Q today for the quarter ended March 31, 2025 with the Securities and Exchange Commission.
Division Operating Results
Revenue for the first quarter of 2025 was $1,165.9 million, up 1% from $1,152.7 million in the first quarter of 2024. Revenues increased at education, healthcare and other businesses, partially offset by declines at television broadcasting, manufacturing and automotive. The Company reported operating income of $47.5 million for the first quarter of 2025, compared to $35.4 million for the first quarter of 2024. The improvement in operating results is due to increases at education, manufacturing and healthcare, partially offset by declines at television broadcasting, automotive and other businesses. The Company reported adjusted operating cash flow (non-GAAP) of $88.0 million for the first quarter of 2025, compared to $82.8 million for the first quarter of 2024. Adjusted operating cash flow improved at education, manufacturing and healthcare, partially offset by declines at television broadcasting, automotive and other businesses. Capital expenditures totaled $14.1 million and $21.5 million for the first quarter of 2025 and 2024, respectively.
Acquisitions and Dispositions of Businesses
There were no significant business acquisitions or dispositions during the first three months of 2025.
Debt, Cash and Marketable Equity Securities
At March 31, 2025, the Company had $864.6 million in borrowings outstanding at an average interest rate of 6.0%, including $184.7 million outstanding on its $300 million revolving credit facility. Cash, marketable equity securities and other investments totaled $1,114.7 million at March 31, 2025.
Overall, the Company recognized $43.8 million and $104.2 million in net gains on marketable equity securities in the first quarter of 2025 and 2024, respectively.
Common Stock Repurchases
During the first quarter of 2025, the Company purchased a total of 3,978 shares of its Class B common stock at a cost of $3.5 million. At March 31, 2025, there were 4,360,207 shares outstanding. On September 12, 2024, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 462,482 shares as of March 31, 2025.
Mandatorily Redeemable Noncontrolling Interest
The Company recorded interest expense of $66.4 million and $1.9 million in the first quarter of 2025 and 2024, respectively, to adjust the fair value of the mandatorily redeemable noncontrolling interest at Graham Healthcare Group (GHG). The significant adjustment recorded in the first quarter of 2025 is largely related to a substantial increase in the estimated fair value of CSI Pharmacy Holding Company, LLC (CSI).
On February 25, 2025, the Company and a group of minority shareholders entered into an agreement to settle a significant portion of the mandatorily redeemable noncontrolling interest for a total of $205 million, which consisted of approximately $186.25 million in cash and $18.75 million in Graham Holdings Company Class B common stock. Refer to Notes 2, 7 and 8 in the Company’s 2025 10-Q filing for additional information.
Overall Company Results
The Company reported net income attributable to common shares of $23.9 million ($5.45 per share) for the first quarter of 2025, compared to $124.4 million ($27.72 per share) for the first quarter of 2024.
The results for the first quarter of 2025 and 2024 were affected by a number of items as described in the Non-GAAP Financial Information schedule attached to this release. Excluding these items, net income attributable to common
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shares was $51.0 million ($11.64 per share) for the first quarter of 2025, compared to $50.4 million ($11.24 per share) for the first quarter of 2024.
Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2024 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by the Company’s management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ from those stated, including, without limitation, comments about expectations related to acquisitions or dispositions or related business activities, the Company’s business strategies and objectives, the prospects for growth in the Company’s various business operations, the Company’s future financial performance, and the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31%
(in thousands, except per share amounts)	2025	2024	Change
Operating revenues	$1,165,915	$1,152,662	1
Operating expenses	1,090,064	1,083,942	1
Depreciation of property, plant and equipment	20,554	22,527	(9)
Amortization of intangible assets	7,824	10,751	(27)
Operating income	47,473	35,442	34
Equity in (losses) earnings of affiliates, net	(8,428)	2,331	—
Interest income	2,500	2,178	15
Interest expense	(82,277)	(19,328)	—
Non-operating pension and postretirement benefit income, net	34,617	42,417	(18)
Gain on marketable equity securities, net	43,801	104,152	(58)
Other (expense) income, net	(4,065)	1,647	—
Income before income taxes	33,621	168,839	(80)
Provision for income taxes	7,900	43,500	(82)
Net income	25,721	125,339	(79)
Net income attributable to noncontrolling interests	(1,827)	(959)	91
Net Income Attributable to Graham Holdings Company Common Stockholders	$23,894	$124,380	(81)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$5.50	$27.87	(80)
Basic average number of common shares outstanding	4,320	4,432
Diluted net income per common share	$5.45	$27.72	(80)
Diluted average number of common shares outstanding	4,358	4,457

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31		%
(in thousands)	2025	2024	Change
Operating Revenues
Education	$424,731	$422,598	1
Television broadcasting	103,554	113,058	(8)
Manufacturing	98,005	101,903	(4)
Healthcare	173,741	128,201	36
Automotive	280,991	303,840	(8)
Other businesses	84,897	83,298	2
Corporate office	620	576	8
Intersegment elimination	(624)	(812)	—
	$1,165,915	$1,152,662	1
Operating Expenses
Education	$384,698	$392,011	(2)
Television broadcasting	79,156	83,425	(5)
Manufacturing	92,525	98,834	(6)
Healthcare	155,424	122,110	27
Automotive	274,499	294,188	(7)
Other businesses	116,135	112,252	3
Corporate office	16,629	15,212	9
Intersegment elimination	(624)	(812)	—
	$1,118,442	$1,117,220	0
Operating Income (Loss)
Education	$40,033	$30,587	31
Television broadcasting	24,398	29,633	(18)
Manufacturing	5,480	3,069	79
Healthcare	18,317	6,091	—
Automotive	6,492	9,652	(33)
Other businesses	(31,238)	(28,954)	(8)
Corporate office	(16,009)	(14,636)	(9)
	$47,473	$35,442	34
Amortization of Intangible Assets
Education	$2,119	$2,974	(29)
Television broadcasting	1,360	1,350	1
Manufacturing	2,431	3,120	(22)
Healthcare	118	636	(81)
Automotive	5	—	—
Other businesses	1,791	2,671	(33)
Corporate office	—	—	—
	$7,824	$10,751	(27)
Operating Income (Loss) before Amortization of Intangible Assets
Education	$42,152	$33,561	26
Television broadcasting	25,758	30,983	(17)
Manufacturing	7,911	6,189	28
Healthcare	18,435	6,727	—
Automotive	6,497	9,652	(33)
Other businesses	(29,447)	(26,283)	(12)
Corporate office	(16,009)	(14,636)	(9)
	$55,297	$46,193	20

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	Three Months Ended
	March 31		%
(in thousands)	2025	2024	Change
Depreciation
Education	$7,764	$9,305	(17)
Television broadcasting	2,628	2,868	(8)
Manufacturing	2,703	2,715	0
Healthcare	1,786	1,594	12
Automotive	1,729	1,713	1
Other businesses	3,789	4,183	(9)
Corporate office	155	149	4
	$20,554	$22,527	(9)
Pension Expense
Education	$4,223	$4,110	3
Television broadcasting	1,419	1,639	(13)
Manufacturing	1,076	627	72
Healthcare	2,999	4,758	(37)
Automotive	27	15	80
Other businesses	1,716	1,940	(12)
Corporate office	732	945	(23)
	$12,192	$14,034	(13)
Adjusted Operating Cash Flow (non-GAAP)(1)
Education	$54,139	$46,976	15
Television broadcasting	29,805	35,490	(16)
Manufacturing	11,690	9,531	23
Healthcare	23,220	13,079	78
Automotive	8,253	11,380	(27)
Other businesses	(23,942)	(20,160)	(19)
Corporate office	(15,122)	(13,542)	(12)
	$88,043	$82,754	6
____________

(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets plus Depreciation Expense and Pension Expense.
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended
	March 31		%
(in thousands)	2025	2024	Change
Operating Revenues
Kaplan international	$261,256	$269,798	(3)
Higher education	88,487	80,122	10
Supplemental education	75,403	72,122	5
Kaplan corporate and other	12	2,588	—
Intersegment elimination	(427)	(2,032)	—
	$424,731	$422,598	1
Operating Expenses
Kaplan international	$231,194	$238,486	(3)
Higher education	75,680	74,603	1
Supplemental education	69,435	67,542	3
Kaplan corporate and other	6,660	10,173	(35)
Amortization of intangible assets	2,119	2,974	(29)
Intersegment elimination	(390)	(1,767)	—
	$384,698	$392,011	(2)
Operating Income (Loss)
Kaplan international	$30,062	$31,312	(4)
Higher education	12,807	5,519	—
Supplemental education	5,968	4,580	30
Kaplan corporate and other	(6,648)	(7,585)	12
Amortization of intangible assets	(2,119)	(2,974)	29
Intersegment elimination	(37)	(265)	—
	$40,033	$30,587	31
Operating Income (Loss) before Amortization of Intangible Assets
Kaplan international	$30,062	$31,312	(4)
Higher education	12,807	5,519	—
Supplemental education	5,968	4,580	30
Kaplan corporate and other	(6,648)	(7,585)	12
Intersegment elimination	(37)	(265)	—
	$42,152	$33,561	26
Depreciation
Kaplan international	$6,549	$7,356	(11)
Higher education	456	903	(50)
Supplemental education	753	1,019	(26)
Kaplan corporate and other	6	27	(78)
	$7,764	$9,305	(17)
Pension Expense
Kaplan international	$140	$163	(14)
Higher education	1,808	1,781	2
Supplemental education	1,887	1,818	4
Kaplan corporate and other	388	348	11
	$4,223	$4,110	3
Adjusted Operating Cash Flow (non-GAAP)(1)
Kaplan international	$36,751	$38,831	(5)
Higher education	15,071	8,203	84
Supplemental education	8,608	7,417	16
Kaplan corporate and other	(6,254)	(7,210)	13
Intersegment elimination	(37)	(265)	—
	$54,139	$46,976	15
____________

(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets plus Depreciation Expense and Pension Expense.
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding Adjusted Operating Cash Flow and Net income excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
•the ability to identify trends in the Company’s underlying business; and
•a better understanding of how management plans and measures the Company’s underlying business.
Adjusted Operating Cash Flow and Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The gains and losses on marketable equity securities relate to the change in the fair value (quoted prices) of its portfolio of equity securities. The mandatorily redeemable noncontrolling interest represents the ownership portion of a group of minority shareholders at a subsidiary of the Company's Healthcare business. The Company measures the redemption value of this minority ownership on a quarterly basis with changes in the fair value recorded as interest expense or income, which is included in net income for the period. The effect of gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest are not directly related to the core performance of the Company’s business operations since these items do not directly relate to the sale of the Company’s services or products. The accounting principles generally accepted in the United States (“GAAP”) require that the Company include the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest in net income on the Condensed Consolidated Statements of Operations. The Company excludes the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest from the non-GAAP adjusted net income because these items are independent of the Company’s core operations and not indicative of the performance of the Company’s business operations.

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The following tables reconcile the non-GAAP financial measures for Net income, excluding certain items, to the most directly comparable GAAP measures:

	Three Months Ended March 31
	2025			2024
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$33,621	$7,900	$25,721	$168,839	$43,500	$125,339
Attributable to noncontrolling interests			(1,827)			(959)
Attributable to Graham Holdings Company Stockholders			23,894			124,380
Adjustments:
Charges related to non-operating Separation Incentive Programs	624	160	464	418	107	311
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	66,407	16,035	50,372	1,876	95	1,781
Net gains on marketable equity securities	(43,801)	(11,231)	(32,570)	(104,152)	(26,668)	(77,484)
Net losses of affiliates whose operations are not managed by the Company	11,910	3,054	8,856	1,486	380	1,106
Net non-operating loss from impairment of a cost method investment	—	—	—	406	104	302
Net Income, adjusted (non-GAAP)			$51,016			$50,396

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$5.45			$27.72
Adjustments:
Charges related to non-operating Separation Incentive Programs			0.11			0.07
Interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			11.49			0.40
Net gains on marketable equity securities			(7.43)			(17.27)
Net losses of affiliates whose operations are not managed by the Company			2.02			0.25
Net non-operating loss from impairment of a cost method investment			—			0.07
Diluted income per common share, adjusted (non-GAAP)			$11.64			$11.24

The adjusted diluted per share amounts may not compute due to rounding.

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